UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

LIFELOGGER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55505	45-5523835
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11380 Prosperity Farms Road, Suite 221E, Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

(561) 515-6928

Registrant’s telephone number, including area code

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 24, 2017, the Financial Information Regulatory Association, Inc. (“FINRA”) approved, effective as of March 27, 2017, Lifelogger Technologies Corp.’s (the “Company”) reverse stock split application. The reverse stock split, among other corporate actions, was previously disclosed in the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on March 16, 2017.

As a result of the reverse stock split, a “D” has been placed on the Company’s current ticker symbol “LOGG” on the OTCQB tier of the OTC Markets Group. Inc. for 20 business days after the effective date of this approval. The Company’s CUSIP will be changed to 53224Q200 effective March 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifelogger Technologies Corp.

Date: March 24, 2017	By:	/s/ Stewart Garner
Stewart Garner, Chief Executive Officer